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                                                                   EXHIBIT 23.07

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use of our report dated February 10, 1995 which relates to our audit of the Financial Statements of Ross White Enterprises, Inc. d/b/a "National Computer Distributors" for the three months ended March 31, 1992 as contained in AmeriQuest's Current Report on Form 8-K/A (Amendment No. 6) dated November 14, 1994 and which are incorporated herein or included in this Registration Statement by reference and to the references to our firm under the headings "Selected Historical Financial Data" and "Experts" in this Registration Statement.

                                          HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

May 22, 1995

                                     II-11